UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 229-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Introduction

The Board of Directors continually reviews its corporate governance process and arrangements to ensure that they continue to serve the interests of the Company’s shareholders for developing long-term value. As a result of this review, on April 23, 2010, the Board of Directors of TESSCO Technologies Incorporated (the “Company”) approved the following changes:

•                  An amendment to the Company’s shareholder rights agreement to terminate the shareholder rights agreement effective April 26, 2010;

•                  An amendment to the Company’s bylaws to reduce the percentage of outstanding shares of the Company’s common stock required to call a special meeting of stockholders from 50% to 25%; and

•                  The formation of a new Risk and Strategy Committee of the Board of Directors of the Company.

Amendment to Rights Agreement

On April 26, 2010, the Company entered into a First Amendment to the Rights Agreement (the “Amendment”), dated as of February 1, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent (collectively the “Rights Agreement”). The Amendment accelerates the Final Expiration Date of the Company’s Series A Junior Preferred Stock Purchase Rights (the “Rights”) from February 11, 2011 to April 26, 2010. The Amendment is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Item 1.01 is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

As a result of the Amendment described in Item 1.01 above, the Company’s outstanding Rights expired at the close of business on April 26, 2010.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

Upon the expiration of the Rights on April 26, 2010, as described in Item 3.03 above, the Company filed a certificate of elimination (the “Certificate of Elimination”) with the Delaware Secretary of State which decreased the number of Series A Junior Participating Preferred Stock to zero, and as a result, under the Delaware General Corporation Law, the Series A Junior Participating Preferred Stock shall no longer be an authorized series of the Company. Prior to the filing, the Series A Junior Participating Preferred Stock would have been issuable, under certain circumstances, upon the exercise of the Rights. The Certificate of Elimination is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

The summary descriptions of the Certificate of Elimination and the Amendment set forth above do not purport to be complete and are qualified in their entirety by reference to the full texts of the Certificate of Elimination and the Amendment which are incorporated herein by reference as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K.

Amendment of Bylaws

On April 23, 2010, the Board of Directors amended Section 1.2 of the Company’s By-Laws to provide that a special meeting of stockholders shall be called upon a request in writing by the holders of shares of stock of all classes representing at least 25% of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote at such meeting.  Previously, Section 1.2 of the Company’s By-Laws provided that a special meeting of stockholders would be called upon a request in writing by the holders of shares of stock of all classes representing at least 50% of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote at such meeting.

The summary description of the amendment to the Company’s By-Laws set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Fourth Amended and Restated By-Laws which are incorporated herein by reference as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

Formation of Risk and Strategy Committee

At the April 23, meeting, the Board of Directors also established a Risk and Strategy Committee of the Board, formed to work closely with executive management to assess risks to the business, and capital allocation and growth strategies.

The Board of Directors elected Robert B. Barnhill, Jr., Jay G. Baitler, John D. Beletic and Dennis J. Shaughnessy as initial members of the Risk and Strategy Committee, with Dennis J. Shaughnessy elected to serve as chairperson.  The Compensation Committee approved fees payable to members for their service on the Risk and Strategy Committee of $1,000 per meeting, payable to each non-employee member of the Risk and Strategy Committee.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company, dated April 26, 2010.

3.2	Fourth Amended and Restated By-Laws of the Company.

4.1	First Amendment to Rights Agreement, dated as of April 26, 2010, between the Company and Mellon Investor Services LLC, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: April 26, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company, dated April 26, 2010.

3.2	Fourth Amended and Restated By-Laws of the Company.

4.1	First Amendment to Rights Agreement, dated as of April 26, 2010, between the Company and Mellon Investor Services LLC, as rights agent.